Exhibit 4.7

NU SKIN ENTERPRISES, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of 4:40 p.m. EDT on July 26, 2004 by and among the stockholders of Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”) listed on Schedule I attached hereto (each a “Selling Stockholder” and together the “Selling Stockholders”), and the purchasers listed on Schedule II attached hereto (each a “Purchaser” and together the “Purchasers”).

In consideration of the mutual covenants and agreements contained herein and or other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Purchase and Sale of Common Stock.

1.1    Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each of the Purchasers agrees, severally and not jointly, to purchase that number of shares of Class A Common Stock, par value $0.001, of the Company (the “Class A Common Stock”), listed opposite such Purchaser’s name on Schedule II and each of the Selling Stockholders, severally and not jointly, agrees to sell that number of Class A Common Stock listed opposite such Selling Stockholder’s name on Schedule I. The shares of Class A Common Stock sold to the Purchasers pursuant to this Agreement are hereinafter referred to as the “Stock.” The per share purchase price of the Stock to be paid by the Purchasers under this Agreement shall be equal to the lesser of (i) 96.25% of the closing sale price of the Company’s Class A Common Stock on July 27, 2004 (the “Notice Date”) which is the date the Company will give notice to the Stockholders that the Company is exercising its right to purchase shares of Class A Common Stock pursuant to the terms and conditions of that certain Lock-Up Agreement, dated as of October 22, 2003, by and among the Company and certain of its stockholders party thereto or (ii) 96.25% of the average closing sale price of the Company’s Class A Common Stock on the Notice Date and the 14 trading days immediately preceding such date (the “Per Share Purchase Price”). Such Per Share Purchase Price represents the total consideration to be paid for each share of Stock purchased hereunder.

1.2    Closing; Delivery.

(a)    The purchase and sale of the Stock (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 3330 Hillview Avenue, Palo Alto, California 94304 (or such other location mutually agreeable to the parties hereto) no later than the fourth (4th) business day after the date of this Agreement.

(b)    Upon execution of this Agreement, each Selling Stockholder shall deliver to American Stock Transfer & Trust Company, as custodian (the “Custodian”), a certificate or certificates for the number of shares of the Stock to be sold by such Selling Stockholder pursuant to this Agreement.

(c) Prior to Closing, each Purchaser shall deliver to Bank One, N.A. (the “Escrow Agent”) pursuant to an escrow agreement by and among the Company, the Selling Stockholders, the Purchasers and the Escrow Agent (the “Escrow Agreement”) (a form of which is attached hereto as Exhibit A) the dollar value determined by multiplying the Per Share Purchase Price by the number of shares of Stock listed opposite such Purchaser’s name on Schedule II.

2.    Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally and not jointly represents and warrants to each Purchaser as of the date hereof and as of the Closing as follows:

2.1    Authorization of Agreements. Such Selling Stockholder has the full right, power and authority to enter into this Agreement, the Power of Attorney, the Custody Agreement and the Escrow Agreement referred to in Section 2.3 below and to sell, transfer and deliver the Stock to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement, the Power of Attorney, the Custody Agreement and the Escrow Agreement and the sale and delivery of the Stock to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and therein and compliance by such Selling Stockholder with its obligations hereunder and thereunder, have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Stock to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to, or create any obligation to such Selling Stockholder or Purchaser under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stocking may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

2.2    Valid Title. Such Selling Stockholder has and will at the Closing have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Stock to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, including without limitation any restrictions under any lock-up agreement, stockholder agreement or any other agreement, other than pursuant to this Agreement; and upon delivery of such Stock and payment of the purchase price therefor as herein contemplated, assuming each such Purchaser has no notice of any adverse claim, each of the Purchasers will receive valid title to the Stock purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim,

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equity or encumbrance of any kind, including without limitation any restrictions under any lock-up agreement, stockholder agreement or any other agreement.

2.3    Due Execution of Power-of-Attorney, Custody Agreement, Escrow Agreement and Form W-9 . Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Purchasers, the Power of Attorney (the “Power-of-Attorney”) (the form of which is attached hereto as Exhibit B) with Blake M. Roney and Brooke B. Roney as attorneys-in-fact (each an “Attorney-in–Fact”), the Custody Agreement (the “Custody Agreement”) (the form of which is attached hereto as Exhibit C) with the Custodian, the Escrow Agreement (the form of which is attached hereto as Exhibit A) with the Escrow Agent and such Purchaser has completed an Internal Revenue Service W-9; the Custodian is authorized to deliver the Stock to be sold by such Selling Stockholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement on behalf of such Selling Stockholder, to sell, assign and transfer to the Purchasers the Stock to be sold by such Selling Stockholder hereunder, to authorize the delivery of the Stock to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

2.4    Absence of Manipulation. Such Selling Stockholder has not taken, and will not take prior to the Closing, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

2.5    Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, or any third party (including but not limited to the Company) requirements, is necessary or required for the performance by each Selling Stockholder of its obligations under this Agreement or under the Custody Agreement, or in connection with the sale and delivery of the Stock or the consummation of the transactions contemplated by this Agreement except such as may have previously been made or obtained or as may be required under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

2.6    Certificates Suitable for Transfer. Certificates for all of the Stock to be sold by such Selling Stockholder pursuant to this Agreement in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Stock to the Purchasers pursuant to this Agreement.

2.7    Tax Advisors. Such Selling Stockholder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Such Selling Stockholder understands and agrees that it (and not the Purchasers) shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

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3.    Representations and Warranties of the Purchasers. Each Purchaser severally and not jointly represents and warrants to each Selling Stockholder as of the date hereof and as of the Closing as follows:

3.1    Authorization of Agreements. Such Purchaser has the full right, power and authority to enter into and deliver this Agreement and the Escrow Agreement, and this Agreement and the Escrow Agreement, when executed and delivered by such Purchaser, will each constitute a valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. By way of elaboration, but not limitation, if this Agreement and the Escrow Agreement are executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement, the Escrow Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate, in connection with the purchase of the Stock to be purchased by such Purchaser hereunder, (b) to delegate authority pursuant to a power of attorney and (c) to purchase and hold such Stock; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding on such partnership, corporation, trust or estate; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring such Stock.

3.2    Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the Escrow Agreement by such Purchaser and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of the governing documents of such Purchaser or any instrument, judgment, order, writ, decree or contract to which such Purchaser or any of its subsidiaries is a party or by which it is bound, or any provision of any federal or state statute, rule or regulation applicable to such Purchaser or any of its subsidiaries.

3.3    Due Execution of Escrow Agreement. Such Purchaser has duly executed and delivered the Escrow Agreement.

3.4    Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Selling Stockholders, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Stock to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or public distribution of any part thereof in violation of any requirements of the Securities Act or applicable state securities laws. Other than as permitted by applicable law, such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing any Stock purchased hereunder, including, without limitation, entering into any arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock,

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whether any such transaction is to be settled by delivery of the Stock or other securities, in cash or otherwise. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Stock.

3.5    Disclosure of Information. Such Purchaser has been given the opportunity to ask questions of, and has received answers from, the Company with respect to the terms and conditions of this offering and the publicly available information relating to the business or financial condition of the Company. Such Purchaser has also had access to and has reviewed the Company’s publicly available filings with the Securities and Exchange Commission including, but not limited to, the Risk Factors set forth in Amendment No. 4 to the Company’s Registration Statement on Form S-3 (File No. 333-109836) filed with the Securities and Exchange Commission on July 26, 2004 as well as the financial and business information contained in the Company’s most recent filings on Forms 10-Q and 10-K under the Securities Exchange Act of 1934, as amended. In addition, the Company has provided, on a confidential basis, to such Purchaser the information set forth on Schedule III hereto. In evaluating the suitability of an investment in the Stock, such Purchaser has not been furnished with nor relied upon any representations or other information (whether oral or written) relating to the business or financial condition of the Company from the Selling Stockholders, the Company or their respective representatives or agents other than as described above or set forth in the Company’s publicly available documents.

3.6    No General Solicitation. Such Purchaser is not purchasing the Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting open to the general public.

3.7    Restricted Securities. Such Purchaser understands that the Stock has not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the shares of Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the shares of Stock indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock, and on requirements relating to the Company that are outside of such Purchaser’s control, and that the Company is under no obligation, and may not be able, to satisfy.

3.8    Legends. Such Purchaser understands that the Stock, and any securities issued in respect thereof, may bear one or all of the following legends:

(a)    “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE

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SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

(b)    Any legend required by the “Blue Sky” laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.9    Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.10    Absence of Manipulation. Such Purchaser has not taken, and will not take prior to the Closing, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

4.    Conditions of the Purchasers’ Obligations at Closing. The obligations of the Purchasers to the Selling Stockholders under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by each Purchaser:

4.1    Representations and Warranties. The representations and warranties of each of the Selling Stockholders shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2    Performance. The Selling Stockholders shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and the Custody Agreement that are required to be performed or complied with by them on or before the Closing and the Selling Stockholders shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Custody Agreement.

4.3    Compliance Certificate. Each of the Selling Stockholders shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

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4.5    Registration Rights Agreement. The Company shall have executed and delivered to the Purchasers at the Closing a Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and the Purchasers in substantially the form attached hereto as Exhibit D.

4.6    Stock Repurchase Agreement. The transactions contemplated by the Stock Repurchase Agreement by and among the Company and the Selling Stockholders party thereto (the “Stock Repurchase Agreement”) (a form of which is attached hereto as Exhibit E) shall have been consummated in accordance with the terms of such Stock Repurchase Agreement.

5.    Conditions of the Selling Stockholders’ Obligations at Closing. The obligations of the Selling Stockholders to the Purchasers under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by each Selling Stockholder:

5.1    Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2    Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and the Escrow Agreement that are required to be performed or complied with by them on or before the Closing and the Purchasers shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Escrow Agreement.

5.3    Compliance Certificate. A senior executive officer, trustee or person holding similar authority with each of the Purchasers shall deliver to the Selling Stockholders at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

5.5    Stock Repurchase Agreement. The transaction contemplated by the Stock Repurchase Agreement shall have been consummated in accordance with the terms of such Stock Repurchase Agreement

6.    Miscellaneous.

6.1    Survival. The representations and warranties of the Selling Stockholders and the Purchasers contained herein shall terminate on the first anniversary of the Closing.

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6.2    Transfer; No Third Party Beneficiaries. This Agreement and each party’s rights and obligations hereunder shall not be assigned without the prior written consent of the other party; provided, that a Purchaser may transfer its rights hereunder to an affiliate, so long as such affiliate agrees in writing to be bound by all obligations under this Agreement and confirms in writing the representations and warranties set forth in Section 3 as if made by such affiliate. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

6.3    Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

6.4    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.5    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice, and if to any of the Selling Stockholders with a copy to P. Christian Anderson, Snell & Wilmer L.L.P., Gateway Tower West, 15 W. South Temple, Suite 1200, Salt Lake City, Utah 84101, Fax: (801) 257-1800.

6.7    Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission, except for such fees payable to Avondale Partners, LLC as set forth in the Escrow Agreement, in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless each Selling Stockholder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. Each Selling Stockholder agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Selling Stockholder or any of its officers, employees or representatives is responsible.

6.8    Fees and Expenses. Each of the Selling Stockholders and the Purchasers shall pay their respective fees and other expenses in connection with the negotiation, execution, delivery and performance of this Agreement.

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6.9    Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10    Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of each of the Selling Stockholders and each of the Purchasers. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each Purchaser and each transferee of the Stock, each future holder of all such Stock, and the Selling Stockholders.

6.11    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

6.12    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13    Entire Agreement. This Agreement, and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

6.14    Independent Nature of Purchaser’s Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create any presumption that the Purchasers are in any way acting in concert or as a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to such obligations or the transaction contemplated by this Agreement.

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6.15    No Superior Rights. No Selling Stockholder has entered into any side letter or similar agreement with any Purchaser in connection with the purchase of Stock by such Purchaser pursuant to this Stock Purchase Agreement (a “Side Letter”) on or prior to the date hereof. No Selling Stockholder shall enter into a Side Letter with any Purchaser after the date hereof that has the effect of establishing rights or otherwise benefiting such Purchaser in a manner more favorable in any material respect to such Purchaser than the rights and benefits established in favor of the Purchaser pursuant to this Stock Purchase Agreement.

6.16    Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i)    at any time by mutual written consent of each of the Selling Stockholders and each of the Purchasers; or

(ii)    by any party hereto if the Closing does not occur on or prior to on or prior to the fourth (4th) business day after the date of this Agreement.

Upon any such termination, this Agreement shall become void and of no further effect, except for Sections 6.3, 6.7, 6.8, 6.9 and this Section 6.16 which shall survive such termination.

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IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date first written above.

SELLING STOCKHOLDERS:

Blake M. Roney, as Attorney-In-Fact acting on behalf of each of the Selling Stockholders listed on Schedule I to this Stock Purchase Agreement.

/s/ Blake M. Roney
Blake M. Roney, Attorney-In-Fact

IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date first written above.

PURCHASER:

Chilton Global Partners, L.P.

By:	Chilton Investment Company, Inc.

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III

Title:	Co-Chief Operating Officer

Address:	1266 East Main Street, 7th Floor Stamford, CT 06902

Phone:	(203) 352-4000

Facsimile:	(203) 352-4006

IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date first written above.

PURCHASER:

Chilton International, L.P.

By:	Chilton Investment Company, Inc.

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III

Title:	Co-Chief Operating Officer

Address:	1266 East Main Street, 7th Floor Stamford, CT 06902

Phone:	(203) 352-4000

Facsimile:	(203) 352-4006

IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date first written above.

PURCHASER:

Chilton Investment Partners, L.P.

By:	Chilton Investment Company, Inc.

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III

Title:	Co-Chief Operating Officer

Address:	1266 East Main Street, 7th Floor Stamford, CT 06902

Phone:	(203) 352-4000

Facsimile:	(203) 352-4006

IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date first written above.

PURCHASER:

Chilton Opportunity International, L.P.

By:	Chilton Investment Company, Inc.

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III

Title:	Co-Chief Operating Officer

Address:	1266 East Main Street, 7th Floor Stamford, CT 06902

Phone:	(203) 352-4000

Facsimile:	(203) 352-4006

IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date first written above.

PURCHASER:

Chilton Opportunity Trust, L.P.

By:	Chilton Investment Company, Inc.

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III

Title:	Co-Chief Operating Officer

Address:	1266 East Main Street, 7th Floor Stamford, CT 06902

Phone:	(203) 352-4000

Facsimile:	(203) 352-4006

IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date first written above.

PURCHASER:

Chilton QP Investment Partners, L.P.

By:	Chilton Investment Company, Inc.

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III

Title:	Co-Chief Operating Officer

Address:	1266 East Main Street, 7th Floor Stamford, CT 06902

Phone:	(203) 352-4000

Facsimile:	(203) 352-4006

IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date first written above.

PURCHASER:

Chilton Small Cap International, L.P.

By:	Chilton Investment Company, Inc.

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III

Title:	Co-Chief Operating Officer

Address:	1266 East Main Street, 7th Floor Stamford, CT 06902

Phone:	(203) 352-4000

Facsimile:	(203) 352-4006

IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date first written above.

PURCHASER:

Chilton Small Cap Partners, L.P.

By:	Chilton Investment Company, Inc.

By:	/s/ Norman B. Champ III

Name:	Norman B. Champ III

Title:	Co-Chief Operating Officer

Address:	1266 East Main Street, 7th Floor Stamford, CT 06902

Phone:	(203) 352-4000

Facsimile:	(203) 352-4006

IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date first written above.

PURCHASER:

Invus Public Equities LP

By:	/s/ Raymond Debbane

Name:	Raymond Debbane

Title:	President of Invus Public Equities Advisors LLC

Address:	135 East 57 28th Floor New York, NY 10022

Phone:	(212) 317-7520

Facsimile:

NB : Invus Public Equities Advisors LLC, General Partner of Invus Public Equities LP

SCHEDULE I

Selling Stockholder	Selling Stockholder Commitment
BMR NS-Holdings LLC	587,712
NR Rhino Company, L.C.	618,432
SJL NS Holdings LLC	48,976
BBR NS Holdings LLC	48,976
Sandra N. Tillotson Family Trust	85,904
The Sandra N. Tillotson Foundation	10,000
SNT Rhino Company, L.C.	100,000
Total	1,500,000

SCHEDULE II

Purchaser	Purchase Commitment
Chilton International, L.P.	400,125
Chilton QP Investment Partners, L.P.	219,363
Chilton Investment Partners, L.P.	75,545
Chilton Opportunity International, L.P.	22,666
Chilton Opportunity Trust, L.P.	38,578
Chilton Global Partners, L.P.	23,723
Chilton Small Cap Partners, L.P.	72,974
Chilton Small Cap International, L.P.	147,026
Invus Public Equities L.P.	500,000
Total	1,500,000